Exhibit 99.1

28 March 2024

Flutter Entertainment plc (the “Company”)

Director/PDMR Shareholding

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated

a)	Name	Peter Jackson

2	Reason for the notification

a)	Position/status	Chief Executive Officer

b)	Initial notification /Amendment	Initial Notification

3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor

a)	Name	Flutter Entertainment plc

b)	LEI	635400EG4YIJLJMZJ782

4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted

a)	Description of the financial instrument, type of instrument Identification code	Flutter Entertainment plc ordinary shares of EUR0.09 each (“Flutter Shares”) IE00BWT6H894

b)	Nature of the transaction	(i) Exercise of 21,688 nil cost options under the LTIP 2019; (ii) Sale of 21,688 ordinary shares of EUR0.09 each

c)	Price(s) and volume(s)	Price(s)	Volume(s)

		£157.847972	21,688 Ordinary Shares

d)	Aggregated information

	- Aggregated volume - Price	21,688 ordinary shares of EUR0.09 each. £157.847972 per share

e)	Date of the transaction	27-03-2024

f)	Place of the transaction	London Stock Exchange

g)	Additional information	N/A